Exhibit 3.27

ARTICLES OF ORGANIZATION

OF

JOHNSON POLYMER, LLC

The undersigned, acting for the purpose of forming a Wisconsin limited liability company under Chapter 183 of the Wisconsin Statutes, adopts the following Articles of Organization for such limited liability company:

ARTICLE I

The name of the limited liability company is Johnson Polymer, LLC.

ARTICLE II

The limited liability company is organized under Chapter 183 of the Wisconsin Statutes.

ARTICLE III

The name of the initial registered agent is David C. Quast.

ARTICLE IV

The address of the initial registered office is 8310 16th Street, MS 534, Sturtevant, WI 53177-1966.

ARTICLE V

Management of the limited liability company shall be vested in one or more members.

ARTICLE VI

The name and address of the organizer are:

Timothy P. Reardon, Esq.

Reinhart Boemer Van Deuren, s.c.

1000 North Water Street, Suite 2100

P.O. Box 2965

Milwaukee, WI 53201-2965

ARTICLE VII

These Articles of Organization shall become effective as of 12:01 a.m. on October 1, 2002.

Executed this 1st day of October, 2002.

INCORPORATOR:

/s/ Timothy P. Reardon
Timothy P. Reardon

This document was drafted by Timothy P. Reardon, Esq.

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DFI/CORP/30 DOCUMENT 2/00	United States of America State of Wisconsin

DEPARTMENT OF FINANCIAL INSTITUTIONS

Greetings:

I do hereby certify that the annexed copy has been compared with the document on file in the Corporation Section of the Division of Corporate and Consumer Services, Department of Financial Institutions, and that the same is a true copy thereof; and that I am the legal custodian of said document, and that this certification is in due form.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the official seal of the Department.

/s/ Dave Duecker
Dave Duecker, Administrator
Department of Financial Institutions

DATE:	OCT -2 2002	BY:	/s/ Robert Karis

Effective July 1, 1996, the Department of Financial Institutions assumed the functions previously performed by the Corporations Division of the Secretary of State and is the successor custodian of corporate records formerly held by the Secretary of State.

Sec. 179.76(3) & (5), 180.1161(3) & (5), 181.1161(3) & (5) and 183.1207(3) & (5), Wis. Stats.	State of Wisconsin DEPARTMENT OF FINANCIAL INSTITUTIONS Division of Corporate & Consumer Services

CERTIFICATE OF CONVERSION

1.	Before conversion:

Company Name:	Johnson Polymer, Inc.

Indicate ☒ Entity Type	☐ Limited Partnership (Ch. 179, Wis. Stats.)	Organized under the laws of Wisconsin ________________ (state or country *)
☒ Business Corporation (Ch. 180, Wis. Stats.)
☐ Nonstock Corporation (Ch. 181, Wis. Stats.)
☐ Limited Liability Company (Ch. 183, Wis. Stats.)

*	If a foreign (out-of-state) business entity is converting to a Wisconsin business entity, attach a certificate of status or document of similar import authenticated by the Secretary of State or other appropriate official in the jurisdiction where the foreign business entity is organized, to include the name of the business entity and its date of incorporation or formation.

2.	After conversion:

Company Name:	Johnson Polymer, LLC

Indicate ☒ Entity Type	☐ Limited Partnership (Ch. 179, Wis. Stats.)	Organized under the laws of Wisconsin ________________ (state or country)
☐ Business Corporation (Ch. 180, Wis. Stats.)
☐ Nonstock Corporation (Ch. 181, Wis. Stats.)
☒ Limited Liability Company (Ch. 183, Wis. Stats.)

FILING FEE - $150.00

DFI/CORP/1000(R08/02) Use of this form is mandatory.

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3. A Plan of Conversion containing all the following parts is attached as Exhibit A. (NOTE: A template for Plan of Conversion is included in this form. Use of the template is optional.)

A.	The name, form of business entity, and identity of the jurisdiction governing the business entity that is to be converted.

B.	The name, form of business entity, and identity of the jurisdiction that will govern the business entity after conversion.

C.	The terms and conditions of the conversion.

D.	The manner and basis of converting the shares or other ownership interests of the business entity that is being converted into shares or other ownership interests of the new form of business entity.

E.	The effective date and time of conversion, if the conversion is to be effective other than at the time of filing the certificate of conversion as provided under sec. 179.11(2), 180.0123,181.0123 or 183.0111, whichever governs the business entity prior to conversion.

F.	A copy of the articles of incorporation, articles of organization, certificate of limited partnership, or other similar governing document of the business entity after conversion as Exhibit B. (NOTE: Templates for certificate of limited partnership, articles of incorporation, and articles of organization are included in this form. Use of the templates is optional.)

G.	Other provisions relating to the conversion, as determined by the business entity.

4. The Plan of Conversion was approved in accordance with the applicable law of the jurisdiction that governs the organization of the business entity.

5. Registered Agent (Agent for Service of Process) and Registered Office (Agent’s business office) of the business entity PRIOR TO CONVERSION:

Registered Agent (Agent for Service of Process):	Registered Office:

Thomas S. Simpson	8310 16th Street, MS 534
Sturtevant, WI 53177-1966

Additional Entry for a Limited Partnership only g	Record Office:

6. Registered Agent (Agent for Service of Process) and Registered Office (Agent’s business office) of the business entity AFTER CONVERSION:

Registered Agent (Agent for Service of Process):	Registered Office in WI (Street & Number, City, State (WI) and ZIP code):

David C. Quast	8310 16th Street, MS 534
Sturtevant, WI 53177-1966

Additional Entry for a Limited Partnership only g	Record Office:

DFI/CORP/1000(R08/02)

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7. Executed on _______________ (date) by the business entity PRIOR TO ITS CONVERSION.	/s/ J. Gary Raley
(Signature)
Mark ☒ below the title of the person executing the document.	J. Gary Raley
(Printed Name)
For a limited partnership Title: ☐ General Partner
For a corporation
For a limited liability company Title: ☐ Member OR ☐ Manager	Title: ☒ President OR ☐ Secretary or other officer title _____________________________________________

_____________________________________________________________________________________________________

INSTRUCTIONS (Ref. Ss. 179.76(3) & (5), 180.1161(3) & (5), 181.1161(3) & (5) and 183.1207(3) & (5), Wis. Stats, for document content)

Submit one original and one exact copy to Department of Financial Institutions, P O Box 7846, Madison WI, 53707-7846, together with a filing fee of $150.00, payable to the department. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Ave, 3rd Floor, Madison WI, 53703.) Sign the document manually or otherwise as allowed under sec. 179.14 (1g) (c), 180.0103 (16), 181.0103 (23) or 183.0107 (1g) (c). NOTICE: This form may be used to accomplish a filing required or permitted by statute to be made with the department. Information requested may be used for secondary purposes. If you have any questions, please contact the Division of Corporate & Consumer Services at 608-261-7577. Hearing impaired may call 608-266-8818 for TDY. This document can be made available in alternate formats upon request to qualifying individuals with disabilities.

1. Enter the company name, type of business entity, and state of organization of business entity prior to conversion. Definitions of foreign entity types are set forth in ss. 179.01(4), 180.0103(9), 181.0103(13) and 183.0102(8), Wis. Stats.

If-a foreign (out-of-state) business entity is converting to a Wisconsin business entity, attach a certificate of status or document of similar import authenticated by the Secretary of State or other appropriate official in the jurisdiction where the foreign business entity is organized, to include the name of the business entity and its date of incorporation or formation.

2. Enter the company name, type of business entity, and state of organization of business entity after conversion.

3. Attach the Plan of Conversion as Exhibit A. If the Plan of Conversion declares a specific effective time or delayed effective time and date, such date may not be prior to the date the document is delivered to the department for filing, nor more than 90 days after delivery. The drafter may use the template Plan of Conversion provided in this form or may prepare the Plan by other means. Use of the template is optional,

DFI/CORP/1000I(R08/02)

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EXHIBIT A

PLAN OF CONVERSION OF

JOHNSON POLYMER, INC.

INTO

JOHNSON POLYMER, LLC

THIS PLAN OF CONVERSION (this “Plan”) dated as of September     , 2002 is hereby adopted by JOHNSON POLYMER, INC., a Wisconsin business corporation, in accordance with Section 180.1161 of the Wisconsin Business Corporation Law.

RECITALS

A. Johnson Polymer, Inc. (the “Corporation”) is a corporation incorporated and existing under Chapter 180 of the Wisconsin Statutes.

B. The Corporation’s authorized capital stock consists of 1,000 shares of common stock with a par value of $1.00 per share (the “Common Stock”), of which 600 shares are issued and outstanding.

C. The sole shareholder and Board of Directors of the Corporation deem it advisable for the benefit of the Corporation and its shareholder that the Corporation be converted into a Wisconsin limited liability company under and pursuant to the Wisconsin Business Corporation Law (“WBCL”) in a transaction qualifying as a reorganization within the meaning of Section 368(a)(l)(F) of the Internal Revenue Code.

D. The Board of Directors and the sole shareholder of the Corporation have approved the conversion of the Corporation into a Wisconsin limited liability company under the terms and conditions set forth below.

PLAN OF CONVERSION

In consideration of the recitals, the Corporation hereby adopts the following Plan of Conversion:

ARTICLE I

THE CONVERSION

At the Effective Date (as defined below), upon the terms and subject to the conditions of this Plan, and in accordance with the WBCL, the Corporation shall be converted into a limited liability company organized and existing under the laws of Chapter 183 of the Wisconsin Statutes and shall be named Johnson Polymer, LLC (the “Conversion”). Following the Conversion, the Corporation shall cease to exist as a corporation of the State of Wisconsin and shall continue to exist as a limited liability company of the State of Wisconsin.

ARTICLE II

EFFECTIVE DATE

Subject to the terms and conditions set forth in this Plan, a Certificate of Conversion shall be duly executed and acknowledged by the Corporation and thereafter delivered to the Department of Financial Institutions of the State of Wisconsin for filing pursuant to the WBCL. The Conversion shall become effective as of 12:01 a.m. on October 1, 2002.

ARTICLE III

EFFECTS OF THE CONVERSION

The Conversion shall have the effects set forth in the WBCL. Without limiting the generality of the foregoing, at the Effective Date all the properties, rights, privileges, powers and franchises of the Corporation shall vest in Johnson Polymer, LLC and all debts, liabilities and duties of the Corporation shall become the debts, liabilities and duties of Johnson Polymer, LLC.

ARTICLE IV

ARTICLES OF ORGANIZATION AND OPERATING AGREEMENT

The Articles of Organization and Operating Agreement of Johnson Polymer, LLC, which shall take effect on the Effective Date, are attached hereto as Exhibit A and Exhibit B respectively.

ARTICLE V

OFFICERS

At the Effective Date, each of the following individuals is elected to serve as officers of Johnson Polymer, LLC (in the office stated opposite his or her name) until the next annual meeting of the members or until his or her successor shall have been duly elected and qualified or until his or her prior death, resignation or removal:

J. Gary Raley	President

Michael J. Bailey	Vice-President

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JoAnne Brandes	Vice-President

Michael Patterson	Vice-President Operations

Alan Henshaw	Vice-President Global Product Innovation and New Technology

David C. Quast	Secretary

Larry W. Berger	Vice President and Treasurer

Warren Bovee	Assistant Secretary

Jeffrey M. Haufschild	Assistant Treasurer

ARTICLE VI

CONVERSION OF SHARES

At the Effective Date, each whole or fractional share of Common Stock which is issued and outstanding immediately prior to the Effective Date shall, by virtue of the Conversion and without any action on the part of the Corporation or the holder of the shares of Common Stock, be converted into and shall thereafter represent one limited liability company membership interest in Johnson Polymer, LLC, and outstanding certificates representing shares of Common Stock shall thereafter represent limited liability company membership interests in Johnson Polymer, LLC. Such certificates may, but need not be, exchanged by the holders thereof after the Effective Date for new certificates for the appropriate number of limited liability company membership interests bearing the name of Johnson Polymer, LLC.

Dated as of the day and year first written above.

JOHNSON POLYMER, INC.

By	/s/ J. Garey Raley
J. Garey Raley, President

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EXHIBIT A

Articles of Organization

ARTICLES OF ORGANIZATION

OF

JOHNSON POLYMER, LLC

The undersigned, acting for the purpose of forming a Wisconsin limited liability company under Chapter 183 of the Wisconsin Statutes, adopts the following Articles of Organization for such limited liability company:

ARTICLE I

The name of the limited liability company is Johnson Polymer, LLC.

ARTICLE II

The limited liability company is organized under Chapter 183 of the Wisconsin Statutes.

ARTICLE III

The name of the initial registered agent is David C. Quast.

ARTICLE IV

The address of the initial registered office is 8310 16th Street, MS 534, Sturtevant, WI 53177-1966.

ARTICLE V

Management of the limited liability company shall be vested in one or more members.

ARTICLE VI

The name and address of the organizer are:

Timothy P. Reardon, Esq.

Reinhart Boerner Van Deuren, s.c.

1000 North Water Street, Suite 2100

P.O. Box 2965

Milwaukee, WI 53201-2965

ARTICLE VII

These Articles of Organization shall become effective as of 12:01 a.m. on October 1, 2002.

Executed this 1st day of October, 2002.

INCORPORATOR:

/s/ Timothy P. Reardon
Timothy P. Reardon

This document was drafted by Timothy P. Reardon, Esq.

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CERTIFICATE OF CONVERSION

Meghan K. Shannon, Esq.

Suite 2100

1000 North Water Street

Milwaukee, WI 53202

Your return address and phone number during the day: (414) 298-8138

INSTRUCTIONS (Cont’d)

4. This article states that the Plan of Conversion was approved in accordance with the applicable law of the jurisdiction that governs the organization of the business entity prior to conversion.

5. Provide the name of the business entity’s registered agent and the address of its registered office prior to conversion. If the business entity is a domestic limited partnership, also provide the address of its record office.

6. Provide the name of the business entity’s registered agent and the address of its registered office after conversion. If the business entity after conversion will be a domestic limited partnership, also provide the address of its record office. NOTE: The address of the registered office must describe its physical location, i.e., street name and number, city (in Wisconsin) and ZIP code. P.O.Box addresses may be included as part of the address (if located in the same community), but are not sufficient alone. Compare the information supplied in Article 6 to see that it agrees with the information set forth in the articles of incorporation or similar governing document attached as Exhibit B.

7. Enter the date of execution and the name and title of the person signing the document. The person executing the document will do so in their capacity as an officer, member, etc., of the business entity prior to its conversion. For example, an officer of the corporation would sign a Certificate of Conversion converting a corporation to a limited liability company.

The converting entity is alerted to record a conveyance of title ownership of all real estate located in Wisconsin, pursuant to sec. 179.76(4)(c), 180.1161(4)(c), 181.1161(4)(c) or 183.1207(4)(c), whichever is applicable.

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ARTICLES OF AMENDMENT TO THE

ARTICLES OF ORGANIZATION

OF

JOHNSON POLYMER, LLC

1. The name of the limited liability, company is Johnson Polymer, LLC.

2. The amendment adopted relates to Article I of the Articles of Organization. After amendment, said Article I shall read in its entirety as follows:

ARTICLE I

The name of the limited liability company is JD Polymer, LLC.

3. The foregoing amendment to the Articles of Organization of the Company was consented to in writing by the sole member of the limited liability company in accordance with Wisconsin statutes section 183.0404(2) on July 26, 2006.

Dated this 26th day of July, 2006.

JOHNSON POLYMER, LLC

BY:	JOHNSONDIVERSEY, INC., Sole Member

BY:	/s/ David C. Quast
David C. Quast, Vice President

This document was drafted by Eric P. Hagemeier, Esq.

Please return this document to:

Tanya R. Braga, Paralegal

Reinhart Boerner Van Deuren s.c.

1000 North Water Street, Suite 2100

Milwaukee, WI 53202

P.O. Box 2965

Milwaukee, WI 53201-2965